Exhibit 10

AMENDMENT NUMBER FOUR

TO THE

ALABAMA NATIONAL BANCORPORATION

PLAN FOR THE DEFERRAL OF COMPENSATION

BY NON-EMPLOYEE DIRECTORS OF THE SUBSIDIARY BANKS

WHEREAS, Alabama National BanCorporation (“ANB”) maintains the Alabama National BanCorporation Plan for the Deferral of Compensation by Non-Employee Directors of the Subsidiary Banks (the “Plan”); and

WHEREAS, pursuant to Section 7(d) of the Plan, ANB reserved the right to amend the Plan;

WHEREAS, the Board of Directors of ANB has approved an amendment to the Plan such that non-employee directors of Public Bank shall be eligible to participate in the Plan;

WHEREAS, due to the merger of Peoples State Bank of Groveland (“Peoples”) into Public Bank, the Board of Directors of ANB also has approved an amendment to the Plan to delete Peoples from the list of eligible subsidiary banks;

NOW, THEREFORE, the Plan is hereby amended effective as of October 1, 2004 as follows:

1. Exhibit A to the Plan is hereby amended by adding Public Bank to the list of eligible subsidiary banks and by deleting Peoples from the list of eligible subsidiary banks. Attached hereto is an amended and restated Exhibit A to the Plan.

2. All of the other terms, provisions and conditions of the Plan not herein amended shall remain in full force and effect.

IN WITNESS WHEREOF, ANB has caused this Amendment Number Four to be executed by duly authorized representatives this 18th day of August, 2004.

ATTEST:		ALABAMA NATIONAL BANCORPORATION

By:	/s/ Kimberly Moore	By:	/s/ Richard Murray IV
Its:	Corporate Secretary	Its:	President

[SEAL]

EXHIBIT A

ELIGIBLE SUBSIDIARY BANKS

National Bank of Commerce of Birmingham

First American Bank

Community Bank of Naples

Citizens & Peoples Bank, N.A.

Public Bank

A-1